                                   EXHIBIT 11

                              VORNADO REALTY TRUST


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                           Year Ended        Year Ended       Year Ended
                                         December 31,      December 31,     December 31,
                                                 1995             1994              1993
                                         ------------      ------------     ------------
Weighted average number of
 shares outstanding                        23,382,809       21,619,312        19,457,485

Common share equivalents for
 options after applying treasury
 stock method                                 196,860          234,408           332,963
                                          -----------      -----------       -----------

Weighted average number of shares
 and common stock equivalents
 outstanding                               23,579,669       21,853,720        19,790,448
                                          ===========      ===========       ===========


Income from continuing operation          $53,008,000      $41,240,000       $31,755,000

Loss from discontinued operation                 -              -               (600,000)
Extraordinary item - loss on early
  extinguishment of debt                         -              -             (3,202,000)
                                          -----------      -----------       -----------

Net income                                $53,008,000      $41,240,000       $27,953,000
                                          ===========      ===========       ===========

Net income (loss) per share:
   Continuing operations                        $2.25            $1.89             $1.60
   Discontinued operation                        -                -                 (.03)
   Extraordinary item                            -                -                 (.16)
                                                -----            -----             -----
                                                $2.25            $1.89             $1.41
                                                =====            =====             =====



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